EXHIBIT 10.2

Señor notario

Sírvase usted extender en su registro de escrituras públicas una en la que conste la anotación preventiva del derecho minero que otorga el señor José Santos Rodríguez Pizan, con RUC 10269285627 y DNI Nº, 26928562, con domicilio en Malecón Cisneros número 810, distrito de Miraflores, Lima, en lo sucesivo denominado "el transferente", a favor de Nilam Resources Perú S.A.C.., identificada con RUC número 20517612945, debidamente representada por su gerente general Sr. Carlos Andrés Mendoza Salazar, peruano, con DNI número 06755665, indicando domicilio en Av. Malecón Cisneros número 810 Miraflores, lima, tal como aparecen de los poderes inscritos en la ficha número 12085101 del registro de personas jurídicas de la Sunarp, en los sucesivo denominado "la adquiriente" en los términos y condiciones siguientes:

Primero: De la Propiedad Minera:

El transferente es peticionario de la concesión denominada:

Nombre: El Varón
Código: 010551107
Hectárea: 300

Ubicadas en el distrito de San Mateo, provincia de Huarochirí, departamento Lima.

En lo sucesivo denominada "propiedad minera”. La propiedad minera fue formulada al amparo del sistema de cuadriculas previsto en el decreto legislativo número 708. En consecuencia, el área de las propiedades mineras sólo comprenden el área libre disponible de acuerdo con su respectivo titulo de concesión minera, sin incluir el área de otros denuncios, concesiones o petitorios mineros ubicados dentro de su perímetro, o superpuestos a ella, ni de aquellos a los que las propiedades mineras se pudiera superponer, ni de aquellos formulados al amparo de legislaciones anteriores al decreto legislativo número 708 cuyos vértices adquieran o hubieran adquirido coordenadas UTM definitivas, de conformidad con lo previsto en el artículo 11 de la ley número 26615, en cuyo caso deberán ser respetados obligatoriamente por las propiedades mineras.

Segundo: Objeto del Contrato y Valor de la Transferencia:

En virtud del presente instrumento y con arreglo a los artículos 163 y 164 del texto único ordenado de la ley general de minería aprobado por decreto supremo 014-92-em, los transferentes transfieren a la adquiriente la totalidad de la propiedad minera.

El valor de transferencia de la propiedad minera es la suma de mil (un mil y 00/100) dólares americanos, suma que será pagada por la adquiriente al contado y en su totalidad al transferente a la firma de la minuta, sin más comprobante y conformidad que la suscripción de la misma.

La adquiriente declara conocer el estado del procedimiento del petitorio, así como del pago del derecho de vigencia y demás obligaciones y derechos aplicables a las propiedades mineras, declarando su total conformidad.

Tercero: Gastos:

Son de cargo de la adquiriente los gastos notarial y registral necesarios para elevar este contrato de anotación preventiva a escritura pública e inscribirlo en el registro público de minería.

Agregue usted señor notario la introducción y conclusión de ley y curse el parte al registro público de minería para su inscripción.

Lima, 28 de noviembre del 2007.

José Santos Rodríguez Pizan
DNI número 26928562

Carlos Andrés Mendoza Salazar
DNI número 06755665
Nilam Resources Perú S.A.C.
RUC: 20517612945

Notary,

Please record in your public deed registry, one in which the preventive note of mining right that is granted by Jose Santos Rodriguez Pizan, with Contributor Number 10269285627 and identification number 26928562, addressed in 810 Malecón Cisneros street, Miraflores, Lima, hereinafter referred as "Assigner" in favor of Nilam Resources Perú S.A.C., identified with Contributor Number 20517612945, duly represented by its General Manager Carlos Andres Mendoza Salazar, Peruvian nationality, with identification number 06755665, addressed in Malecón Cisneros Number 810 Miraflores, Lima, as shown in the empowerment registered in the Entry 12085101 of Legal Entities of the Sunarp (Public Registry), referred as "Assignee" in the following terms and conditions:

First: Mine Property:

The Assigner is petitioner of the concession denominated:

Name; El Varón
Code: 010551107
Hectare: 300

Located in the San Mateo district, Huarochiri province, Lima department.

From now on defined as "Mining Property". The Mining Property was formulated under a grids system, anticipated in the Decree number 708. Thefore, the area of the mining property only includes the free available area according with their respective mining concession title, without including the area of other denouncements, concessions or petitioner miners located within their perimeter, or superposed, nor of those to which the mining properties could be superposed, nor of those formulated under  previous legislations to the legislative Decree Number 708 whose vertex would or have acquire definite UTM coordinates in accordance with article 11 of law Number 26615, in which case they must be respected by mining properties.

Second: Terms of the Agreement and Value of the Transfer:

Through this means and in accordance with articles 163 and 164 of the General Mining Law approved by Supreme Decree 014-92-EM, the Assigner transfer to the Assignee the whole Mining Property Right.

The transference value of the Mining Property is One Thousands and 00/100 American dollars, amount that will be paid in cash and to the Assigner at the signature of the minute, without proof and conformity than the subscription of the same.

The Assignee declares to know the state of the procedure of the petitionary, also the payment for the validity right and other obligations and applicable rights to the mining properties, declaring their total conformity.

Third: Expenses:

The Assignee will assume the expenses related to the notary´s service and public registry procedures, necessary to elevate this contract as preventive note for the public deed and to register it in the Public Mining Registry.

Please adds, notary, the introduction and conclusion of law and curse the part to the mining public registry for its inscription.

Lima, November 28th,  2007.

José Santos Rodríguez Pizan
Identity Number 26928562

Carlos Andrés Mendoza Salazar
Identity card Number 06755665
Nilam Resources Perú S.A.C.
Contributors Number: 20517612945